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                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT


Mercury U.S. Large Cap Fund of
Mercury Asset Management Funds, Inc.:


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-66481 of our report dated December 1, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
December 1, 1998